PREPAID TELECOM CORPORATION


                                WARRANT AGREEMENT
                   FOR CLASS A COMMON STOCK PURCHASE WARRANTS

                           DATED AS OF _______________


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                                TABLE OF CONTENTS

                                                                            Page

PARTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE  I    ISSUANCE  AND  EXECUTION  OF  CLASS  ___  WARRANTS

              1.01     Appointment  of  Warrant  Agent . . . . . . . . . . .   1
              1.02     Form  of  Warrant . . . . . . . . . . . . . . . . . .   1

ARTICLE II    EXERCISE  PRICE,  TERM,  METHOD  OF  EXERCISE

              2.01     Exercise  Price  . . . . . . . . . . . . . . . . . . .  2
              2.02     Warrant  Rights  and  Term . . . . . . . . . . . . . .  2
              2.03     Expiration . . . . . . . . . . . . . . . . . . . . . .  2
              2.04     Method  of  Exercise . . . . . . . . . . . . . . . . .  2
              2.05     Method  of  Redemption . . . . . . . . . . . . . . . .  3
              2.06     Reduction  of  Exercise  Price . . . . . . . . . . . .  3

ARTICLE III   ADJUSTMENTS  TO  CLASS  ___  WARRANTS  UPON  CERTAIN  EVENTS

              3.01     Adjustment  of  Purchase  Price  and  Number  of        3
                         Shares  Purchasable . . . . . . . . . . . . . . . .   5
              3.02     Notice  of  Adjustment. . . . . . . . . . . . . . . .   5
              3.03     Notice  of  Certain  Events . . . . . . . . . . . . .
              3.04     Effect  of  Adjustment  on  Warrant
                         Certificate . . . . . . . . . . . . . . . . . . . .   6
              3.05     Company  Not  Responsible  for
                         Adjustment . . . . . . . . . . . . . . . . . . . . .  6

ARTICLE  IV   RIGHTS  OF  WARRANT  HOLDERS

              4.01     No  Right  of  Stockholders . . . . . . . . . . . . .   6
              4.02     Lost  Warrants. . . . . . . . . . . . . . . . . . . .   7
              4.03     Maintenance  of  Sufficient  and  Proper
                         Shares  of  Common  Stock  . . . . . . . . . . . . .  7
              4.04     Fractional  Shares  of  Warrants . . . . . . . . . . .  8
              4.05     Registered  Holder  as  Owner  . . . . . . . . . . . .  9
              4.06     Exchange  and  Transfer  of
                         Warrants . . . . . . . . . . . . . . . . . . . . . .  9


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ARTICLE  V    THE  WARRANT  AGENT

              5.01     Additional  Warrant  Agents . . . . . . . . . . . . .  10

ARTICLE  VI   GENERAL

              6.01     Canceled  Warrants . . . . . . . . . . . . . . . . .   10
              6.02     Taxes  on  Issuance  of  Shares  of
                         Common  Stock . . . . . . . . . . . . . . . . . . .  10
              6.03     Dates  and  Times . . . . . . . . . . . . . . . . . .  10
              6.04     Amendments  to  Warrant  Agreement. . . . . . . . . .  10
              6.05     Binding  Agreement          10
              6.06     Copies  of  Agreement  with  Warrant
                         Agent . . . . . . . . . . . . . . . . . . . . . . .  11
              6.07     Notices . . . . . . . . . . . . . . . . . . . . . . .  11
              6.08     Governing  Law. . . . . . . . . . . . . . . . . . . .  11
              6.09     Headings. . . . . . . . . . . . . . . . . . . . . . .  11
              6.10     Counterparts. . . . . . . . . . . . . . . . . . . . .  11

SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

Form  of  Warrant  Certificate. . . . . . . . . . . . . . . . . .      Exhibit A


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                           CLASS ___ WARRANT AGREEMENT

     THIS AGREEMENT is dated as of ___________, 2001, by and between PREPAID TELECOM CORPORATION, a Nevada corporation (the "Company"), and the holders listed on Schedule 1 hereto, with reference to the following recitals:


                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, pursuant to the Registration Statement on Form SB-2 dated _______, 200__, the Company is selling units, each unit consisting of (1) one share of common stock, par value $.001 per share ("Common Stock"), (2) one Class A redeemable warrant to purchase one (1) share of Common Stock at a purchase price of $0.50 per share ("Class A Warrant"), (3) one Class B redeemable warrant to purchase one (1) share of Common Stock at a purchase price of $0.50 per share ("Class B Warrant"), (4) one Class C redeemable warrant to purchase one (1) share of Common Stock at a purchase price of $0.50 per share ("Class C Warrant"), and (5) one Class D redeemable warrant to purchase one (1) share of Common Stock at a purchase price of $0.50 per share ("Class D Warrant").

     WHEREAS, owners of the Class ___ Warrants shall have certain rights as specified herein; and

     WHEREAS, each Class ___ Warrant issued under this Agreement entitles the holder thereof to purchase one share of Common Stock at the price designated as the "Exercise Price" herein (subject to adjustment hereunder);

     NOW THEREFORE, in consideration of the mutual agreements contained herein and intending to be legally bound hereby, the parties hereto agree as follows:


                                    ARTICLE I
                  ISSUANCE AND EXECUTION OF CLASS ___ WARRANTS

     Section  1.01.     Appointment  of Warrant Agent.  The Company shall act as
                        -----------------------------
Warrant  Agent  in  accordance  with  the  terms  hereof.

     Section  1.02.     Form  of  Warrant.  Each  Class  ___  Warrant  shall  be
                        -----------------
evidenced by a certificate ("Warrant Certificate"). The text of each Warrant Certificate (and the related forms of exercise and assignment) shall be substantially in the form attached hereto as Exhibit "A" and may have such identification, designation, and information thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of the National Association of Securities Dealers, Inc., or any stock exchange on which the Class ___ Warrants may be listed, or to conform to usage.


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     Warrant  Certificates  shall  be  executed  on behalf of the Company by its
President or any Vice President and by its Secretary or an Assistant Secretary. Each Warrant Certificate shall be dated the date of its initial issuance. Warrant Certificates shall be executed on behalf of the Company manually and shall have the Company's seal or a facsimile thereof affixed or imprinted thereon. In case any officer whose signature has been placed upon any Warrant Certificate ceases to be such before such Warrant Certificate is issued, it may be issued with the same effect as if such officer had not ceased to be such at the date of issuance.


                                   ARTICLE II
                  EXERCISE PRICE, TERM, AND METHOD OF EXERCISE

     Section  2.01.     Exercise  Price.  Unless  adjusted as otherwise provided
                        ---------------
herein, the exercise price ("Exercise Price") of each Warrant issued hereunder shall be $0.50 per share. The Exercise Price may be adjusted by the Company pursuant to Section 2.06 and shall be adjusted upon the occurrence of certain events as set forth in Article III hereof.

     Section  2.02     Warrant  Rights  and  Term.  Each Class ___ Warrant shall
                       --------------------------
entitle the person in whose name the Warrant Certificate shall then be registered on the books maintained by the Company ("Warrant Holder"), upon exercise thereof and subject to the provisions thereof and of this Agreement, including provisions relating to adjustments, to purchase from the Company one fully paid and non-assessable share of Common Stock at the then Exercise Price, at any time on and after the date hereof until the expiration of the Warrant at 5:00 p.m., Houston time, on ______, 2001.

     Section 2.03.     Expiration.  Each Class ___ Warrant not exercised by 5:00
                       ----------
p.m., Houston time, on the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall thereupon cease.

     Section  2.04.     Method of Exercise.  The Warrant Holder may exercise his
                        ------------------
rights with respect to all or any whole number of Class ___ Warrants evidenced by a Warrant Certificate, provided that (except as provided in Section 4.04), Class ___ Warrants shall not be exercisable for other than a whole number of shares of Common Stock. Exercise shall be effected by surrender of the Warrant Certificate, with the exercise form thereon duly executed, to the Company at its offices as designated in Section 6.07 hereof, together with the Exercise Price for each share of Common Stock to be purchased. Payment of the Exercise Price shall be made in lawful money of the United States of America by cashier's check, certified check, federal funds or clearing house check, payable to the order of the Company.


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     Upon  receipt of a Warrant Certificate with the exercise form duly executed and accompanied by full and proper payment of the Exercise Price for the shares of Common Stock purchased thereby, the Company (after requisitioning any certificates for shares of Common Stock from the Company's transfer agent, if necessary) shall deliver to the Warrant Holder certificates for the total number of whole shares of Common Stock for which the Class ___ Warrants evidenced by such Warrant Certificate are being exercised in such names and denominations as the Warrant Holder has directed; provided, however, that if, on the date of surrender of such Warrant Certificate and payment of the Exercise Price, the transfer books for the Common Stock shall be closed, the certificates for the shares of Common Stock shall be issuable as of the date on which such books shall next be open (whether before, on, or after the Expiration Date) at the Exercise Price and upon the other conditions in effect on the date of such surrender.

     In the event that any Warrant Holder shall exercise rights with respect to less than all of the Class ___ Warrants evidenced by a Warrant Certificate surrendered upon the exercise of Class ___ Warrants, a new Warrant Certificate for the balance of such Class ___ Warrants shall be countersigned and delivered to, or in accordance with the instructions of, such Warrant Holder.

     Section  2.05.     Method  of  Redemption.  If the closing bid price of the
                        ----------------------
Common Stock shall have equaled or exceeded $0.50 per share for ten (10) days during twenty (20) consecutive trading days at any time during the term hereof, the Company may, in its sole discretion, redeem the Class ___ Warrants by paying Warrant Holders $.01 per Class ___ Warrant, provided such notice is mailed to all Class ___ Warrant Holders not later than twenty (20) days after the end of such period and prescribes a redemption date at least thirty (30) days thereafter. Warrant Holders will be entitled to exercise Class ___ Warrants at any time up to the business day next preceding the redemption date.

     Section  2.06.     Reduction  of  Exercise  Price.  The  Board of Directors
                        ------------------------------
retains  the  right  to  reduce  the  Exercise  Price of the Class ___ Warrants.


                                   ARTICLE III
              ADJUSTMENTS TO CLASS ___ WARRANTS UPON CERTAIN EVENTS

     Section  3.01.  Adjustment  of  Exercise  Price  and  Number  of  Shares
                     --------------------------------------------------------
Purchasable. The Exercise Price and the number of Shares are subject to adjustment from time to time as set forth in this Section 3.01.

     (a) In case the Company shall at any time after the date of this Agreement (i) declare a dividend on the Common Stock in shares of its capital stock, (ii) subdivide the outstanding shares, (iii) combine the outstanding Common Stock into a smaller number of Common Stock, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then in each case the Exercise Price, and the number and kind of shares receivable upon exercise, in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, or reclassification shall be proportionately adjusted so that the holder of any Class ___ Warrant exercised after such time shall be entitled to receive the aggregate number and kind of shares which, if such Class
___ Warrant had been exercised immediately prior to such time, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.


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
     (b) No adjustment in the Exercise Price shall be required if such adjustment is less than $.05; provided, however, that any adjustments which by reason of this subsection (b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 3.01 shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be.

     (c) Upon each adjustment of the Exercise Price as a result of the calculations made in subsection (a) of this Section 3.01, each Class ___ Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Shares (calculated to the nearest thousandth) obtained by (i) multiplying the number of Shares purchasable upon exercise of a Class ___ Warrant immediately prior to adjustment of the number of Shares by the Exercise Price in effect prior to adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

     (d) In case of any capital reorganization of the Company, or of any reclassification of the Common Stock (other than a reclassification of the Common Stock referred to in subsection (a) of this Section 3.01), or in the case of the consolidation of the Company with or the merger of the Company into any other corporation or of the sale, transfer, or lease of the properties and assets of the Company as, or substantially as, an entirety to any other corporation, each Class ___ Warrant shall after such capital reorganization, reclassification of the Common Stock, consolidation, merger, sale, transfer, or lease be exercisable, upon the terms and conditions specified in this Agreement, for the number of shares of stock or other securities, assets, or cash to which a holder of the number of shares of Common Stock purchasable (at the time of such capital reorganization, reclassification of shares, consolidation, merger, sale, transfer, or lease) upon exercise of such Class ___ Warrant would have been entitled upon such capital reorganization, reclassification of the Common Stock, consolidation, merger, sale, transfer, or lease; and in any such case, if necessary, the provisions set forth in this Section 3.01 with respect to the rights and interests thereafter of the holders of the Class ___ Warrants shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities, assets, or cash thereafter deliverable upon the exercise of the Class ___ Warrants. The subdivision or combination of the Common Stock at any time outstanding into a greater or lesser number of shares shall not be deemed to be a reclassification of the Common Stock for the purposes of this paragraph. The Company shall not effect any such consolidation, merger, transfer, or lease, unless prior to or simultaneously with the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing, receiving, or leasing such assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Warrant Holder, the obligation to deliver to the Warrant Holder such shares of stock, securities, or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase, and to perform the other obligations of the Company under this Warrant Agreement.


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
     Section  3.02.     Notice  of  Adjustment.  Whenever  the Exercise Price is
                        ----------------------
adjusted  as  provided  in  this  Warrant  Agreement:

     (a) the Company shall compute the adjusted Exercise Price and the number of shares of Common Stock issuable upon exercise of a Class ___ Warrant and shall prepare a notice signed by its Treasurer or Secretary setting forth the adjusted Exercise Price and the adjusted number of shares of Common Stock issuable upon the exercise of a Class ___ Warrant or the number of Class ___
Warrants into which each outstanding Class ___ Warrant will be changed, if applicable. Such notice shall show in reasonable detail the facts (and computations) upon which such adjustment is based.

     (b) the Company shall cause to be mailed to each Warrant Holder in accordance with the provisions of Section 6.07 a notice stating that the Exercise Price has been adjusted and setting forth the adjusted Exercise Price and the adjusted number of shares of Common Stock issuable upon the exercise of a Class ___ Warrant or the number of Class ___ Warrants into which each outstanding Class ___ Warrant will be changed, if applicable.

     Section  3.03.     Notice  of  Certain  Events.  In the event that any time
                        ---------------------------
after  the  date  of  this  Agreement:

     (a) the Company shall adopt a dividend policy, change a previously adopted dividend policy, or declare a dividend in the absence of, or in conflict with, a dividend policy or declare any distribution with respect to the Common Stock; or

     (b) the Company shall offer for subscription to the holders of the Common Stock any additional shares of stock of any class or any other securities convertible into Common Stock or any rights to subscribe thereto; or

     (c) the Company shall declare any stock split, stock dividend, subdivision, combination, or similar distribution with respect to the Common Stock, regardless of the effect of any such event on the outstanding number of shares of Common Stock; or

     (d) there shall be any consolidation, reclassification, or merger of the Company with another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification or change of the shares of Common Stock issuable upon exercise of the Class ___ Warrant); or

     (e) there shall be a voluntary or involuntary dissolution, liquidation, or winding up of the Company;


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
(each such event hereinafter being referred to as a "Notification Event"), the Company shall cause to be mailed to each Warrant Holder, not later than the earlier of the date public announcement of the Notification Event is first made or the date 20 days prior to the record date, if any, in connection with such Notification Event, written notice specifying the nature of such event and the effective date of, or the date on which the books of the Company shall close or a record shall be taken with respect to, such event. Such notice shall also set forth facts indicating the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the kind and amount of the shares of stock or other securities or property deliverable upon exercise of the Class ___ Warrants. The failure to give the notice required by this Section 3.03 shall not affect the legality or validity of any such Notification Event.

     Section  3.04.     Effect  of Adjustment on Warrant Certificates.  The form
                        ---------------------------------------------
of Warrant Certificate need not be changed because of any change in the Exercise Price, the number of shares of Common Stock issuable upon the exercise of a Class ___ Warrant, or the number of Class ___ Warrants outstanding pursuant to this Article and Warrant Certificates issued before or after such change may state the same Exercise Price, the same number of Class ___ Warrants, and the same number of shares of Common Stock issuable upon exercise of Class ___ Warrants as are stated in the Warrant Certificates theretofore issued pursuant to this Agreement. The Company may, however, at any time, in its sole discretion, make any change in the form of Warrant Certificate that it may deem appropriate and that does not affect the substance thereof, and any Warrant Certificates thereafter issued or countersigned, whether in exchange or substituted for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

     Section  3.05.     Company  Not  Responsible  for  Adjustment.  The Company
                        ------------------------------------------
shall have the right, but shall not at any time be under any duty or responsibility to any Warrant Holder, to determine whether such facts exist which may require any adjustment in the Exercise Price of, or the shares of Common Stock issuable upon exercise of, the Class ___ Warrants or to make inquiry or take other action with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Company shall not be accountable with respect to the validity or value or the kind or amount of any shares of Common Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any Class ___ Warrant, and makes no representation with respect thereto.


                                   ARTICLE IV
                            RIGHTS OF WARRANT HOLDERS

     SECTION  4.01.     No  Rights of Stockholders.  No Warrant Holder, as such,
                        --------------------------
shall be entitled to vote or to receive dividends or shall otherwise be deemed to be the holder of shares of Common Stock for any purpose, nor shall anything contained herein or in any Warrant Certificate be construed to confer upon any Warrant Holder, as such, any of the rights of a stockholder of the Company or any right to vote upon or give or withhold consent to any action of the Company (whether upon any reorganization, issuance of securities, reclassification or conversion of Common Stock, consolidation, merger, sale, lease, conveyance, or otherwise), receive notice of meetings or other action affecting stockholders (except for notices expressly provided for in this Agreement) or receive dividends or subscription rights, until such Warrant Certificate shall have been surrendered for exercise accompanied by full and proper payment of the Exercise Price as provided in this Agreement and shares of Common Stock thereunder shall have become issuable and until such person shall have been deemed to have become a holder of record of such shares. If, the date of surrender of such Warrant Certificate and payment of such Exercise Price, the transfer books for the Common Stock shall be closed, certificates for the shares of Common Stock shall be issuable on the date on which such books shall next be open (whether before, on, or after the Expiration Date) and until such date, the Company shall be under no duty to deliver any certificate for such shares of Common Stock. No Warrant Holder shall, upon the exercise of Class ___ Warrants, be entitled to any dividends if the record date with respect to payment of such dividends shall be a date prior to the date such shares of Common Stock became issuable upon the exercise of such Class ___ Warrants.

     Section  4.02.     Lost  Class ___ Warrants.  If any Warrant Certificate is
                        ------------------------
lost, stolen, mutilated, or destroyed, the Company may, upon receipt of evidence satisfactory to the Company of such loss, theft, mutilation, or destruction and on such terms as to indemnity or otherwise as the Company may in its discretion impose (which shall, in the case of a mutilated Warrant Certificate, include the surrender thereof), issue a new Warrant Certificate of like denomination and tenor as the lost, stolen, mutilated, or destroyed Certificate. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay any such reasonable charges as the Company may prescribe. In the event any Warrant Certificate is lost, stolen, mutilated, or destroyed, and the owner thereof desires to exercise the Class ___ Warrants evidenced thereby, the Company may, in lieu of issuing a substitute Warrant Certificate, exercise or authorize the exercise thereof upon receipt of the above evidence and on such terms of indemnity as it may require.

     Section  4.03.     Maintenance  of  Sufficient  and Proper Shares of Common
                        --------------------------------------------------------
Stock.
-----

     (a) The Company shall at all times reserve and keep available a number of authorized shares of Common Stock sufficient to permit the exercise in full of all outstanding Class ___ Warrants and will cause to be available a sufficient number of certificates therefor.

     (b) If at any time hereafter the Common Stock shall become listed on a national securities exchange, prior to the issuance of any shares of Common Stock upon the exercise of Class ___ Warrants, the Company shall use its best efforts to secure the listing of such shares of Common Stock upon any and all such securities exchanges.

     (c) If at any time the taking of any action would cause an adjustment in the Exercise Price so that the exercise of a Class ___ Warrant while such Exercise Price is in effect would cause a share of Common Stock to be issued at a price below its then par value, the Company shall take such action as may, in the opinion of its counsel, be necessary in order that it may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of the Class ___ Warrants at such Exercise Price.

     (d) Subject to the restrictions on transfer referred to in Section 4.06, if any shares of Common Stock issuable upon the exercise of the Class ___ Warrants require registration or approval of any governmental authority, or the taking of any other action under the laws of the United States or any political subdivision thereof or any other jurisdiction before such shares of Common Stock may be legally and validly issued, then the Company shall in good faith and with reasonable diligence endeavor to secure such registration or approval or to take such other actions as may be appropriate to allow for the lawful issuance of shares of Common Stock upon exercise of the Class ___ Warrants, provided that no shares of Common Stock shall be issued for the period during which the Company is endeavoring to obtain such registration or approval or is taking such other action. Warrant Holders may exercise Class ___ Warrants during any such period as provided herein and shall be entitled to the issuance of the shares of Common Stock on such date as the shares of Common Stock may be legally and validly issued, at the Exercise Price and upon the other conditions in effect on the date of surrender of the Warrant Certificates accompanied by full and proper payment for the shares of Common Stock.

     Section  4.04.     Fractional  Shares  of  Class  ___  Warrants.
                        --------------------------------------------

     (a) Anything contained herein to the contrary notwithstanding, the Company shall not be required to issue any fraction of a share of Common Stock in connection with the exercise of Class ___ Warrants. Class ___ Warrants may not be exercised in such number as would result (except for the provisions of this Section) in the issuance of a fraction of a share of Common Stock, unless the Warrant Holder is presenting for exercise Warrant Certificates representing all Class ___ Warrants then owned of record by such Warrant Holder. In such event, the Company shall, upon the exercise of all of such Class ___ Warrants, issue to such Warrant Holder the largest aggregate whole number of shares of Common Stock called for thereby upon receipt of the Exercise Price for all of such Class ___ Warrants and pay a sum in cash equal to the remaining fraction of a share of Common Stock, multiplied by its fair market value as of the first business day preceding the date on which the Class ___ Warrants are presented for exercise. Such fair market value shall be (1) the average of the high and low bid prices of the Common Stock, as reported by the National Association of Securities Dealers Automated Quotation System on such date, or (2) if the Common Stock is then listed on a national securities exchange or the national market system of the over-the-counter market, the closing price of the Common Stock on such exchange on such date, or (3) if the Common Stock is not trading on an exchange, or an over-the-counter market, then as determined by the Board of Directors. Every Warrant Holder, by the acceptance of the Warrant Certificate, expressly waives any right to exercise Class ___ Warrants for a fractional share of Common Stock except as provided in this subsection.

     (b) Anything herein to the contrary notwithstanding, the Company shall not be required to issue fractions of Class ___ Warrants on any distribution of Class ___ Warrants to Warrant Holders or to distribute Warrant Certificates that evidence fractional Class ___ Warrants nor shall the Company be required to make any cash adjustment with respect to a fractional interest in a Warrant. Any person entitled to a fractional interest in a Warrant may elect, during such period of time (not in excess of 90 days) from the date such fractional interest is acquired, as the Company shall determine, to purchase the additional fractional interest required to make up a full Warrant or to sell the fractional interest to which such person is entitled. Such election shall be made on the form provided for such purpose by the Company. If such election is not made in the time prescribed by the Company, the fractional interest to which such person is entitled shall be sold. Such purchase or sale shall be effected in the manner set forth in subsection (c) of this Section by the Company, acting as agent for the person entitled to such fractional interest.

     (c) The Company shall bill each person entitled to a fractional interest in Class ___ Warrants for the cost of any such fractional interest purchased by it as agent for such person or shall remit to such person the proceeds of the sale of any such fractional interest sold by it as such agent. In the case of a purchase, the Company may sell the Class ___ Warrant to which such person is entitled if payment is not received by the Company within 30 days after the mailing of such bill and, after deducting the amount of such bill and any other charges, shall remit the balance, if any, to such person. Fractional interests in Class ___ Warrants shall be nontransferable except by or to the Company acting as herein authorized. The Company may purchase or sell fractional interests on the basis of market prices of the Class ___ Warrants, as determined by the Company in its sole discretion, and it is expressly authorized to value fractional interests without actual purchase or sale on the basis of the market price of the Class ___ Warrants as determined by it in its sole discretion. Purchase and sales of fractional interests by the Company may, in its sole discretion, be set off against each other on the basis of market prices of the Class ___ Warrants, as determined by the Company in its sole discretion.

     Section  4.05.     Registered  Holder  as Owner.  Every holder of a Warrant
                        ----------------------------
Certificate, by accepting the same, consents and agrees with the Company, and every subsequent holder of such Warrant Certificate that until the Warrant Certificate is transferred on the books of the Company, the Company may treat the registered Warrant Holder as the absolute owner thereof for all purposes, notwithstanding any notice to the contrary.

     Section  4.06.     Exchange  and  Transfer  of Class ___ Warrants.  Warrant
                        ----------------------------------------------
Certificates may be split-up, combined, or exchanged at any time for other Warrant Certificates evidencing a like aggregate whole number of Class ___ Warrants and may be transferred in whole or in part. Any Warrant Holder desiring to split-up, combine, or exchange Warrant Certificates shall make such request in writing delivered to the Company as provided by Section 6.07 and shall surrender therewith the Warrant Certificate or Certificates to be so split-up, combined, or exchanged. Subject to the restrictions on transfer of the Class ___ Warrants contained in the applicable federal or state securities laws, transfers of outstanding Warrant Certificates may be effected by the Company, from time to time, upon the books to be maintained by the Company for that purpose, upon surrender of the Warrant Certificates to the Company as provided by Section 6.07, which Certificates must be properly endorsed or accompanied by appropriate instruments of transfer and written instructions for transfer, all in form satisfactory to the Company. Upon any such surrender for a split-up, combination, exchange, or transfer, the Company shall countersign and deliver to the person entitled thereto a Warrant Certificate or Warrant
Certificates as so requested. The Company shall not be required to effect any transfer, split-up, or exchange that will result in the issuance of a Warrant Certificate evidencing other than a whole number of Class ___ Warrants.

                                    ARTICLE V
                                THE WARRANT AGENT

     Section 5.01.     Additional Warrant Agents.  The Company may designate one
                       -------------------------
or more corporations as a successor Warrant Agent, or as additional Warrant Agents to perform, either jointly or in place of the Company.


                                   ARTICLE VI
                                     GENERAL

     Section  6.01.     Canceled  Class  ___ Warrants.  The Company shall cancel
                        -----------------------------
any Warrant Certificate delivered to it for exercise, in whole or in part, or delivered to it for transfer, or for split-up, combination, exchange, or substitution and shall deliver to the Company, in a manner satisfactory to the Company, such canceled Warrant Certificates.

     Section 6.02.     Taxes on Issuance of Shares of Common Stock.  The Company
                       -------------------------------------------
shall from time to time promptly pay all taxes and charges that may be imposed upon the Company with respect to the issuance or delivery of shares of Common Stock upon the exercise of Class ___ Warrants, but the Company shall not be obligated to pay any transfer taxes with respect to the issuance or delivery of the Warrant Certificates or shares of Common Stock in a name other than that of the Warrant Holder. The Company shall be authorized to charge Warrant Holders a transfer fee of up to $7.50 per certificate.

     Section  6.03.     Dates  and Times.  If any date set forth in this Warrant
                        ----------------
Agreement shall fall on a day other than a full business day in Houston, said date shall be deemed to be the next business day succeeding that date. All times shall be the legal time then in effect in Houston.

     Section  6.04.     Amendments  to  Warrant  Agreement.  The  Company  may,
                        ----------------------------------
without the consent or concurrence of the Warrant Holders, by supplemental agreement or otherwise, make any amendments, alterations, deletions, or corrections in this Agreement that it deem necessary or desirable: (a) to cure any ambiguity or correct any defect, inconsistency, clerical omission or mistake, or manifest error contained herein; (b) to confer additional rights upon the Warrant Holders; or (c) in any other respect that does not adversely affect the rights of the Warrant Holders hereunder.

     Section 6.05.  Binding Agreement.  All the covenants and provisions of this
                    -----------------
Agreement by or for the benefit of the Company shall bind and inure to the benefit of the respective successors and assigns hereunder. Nothing expressed in this Agreement and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon or give to any person or corporation, other than the Company and the Warrant Holders, any legal or equitable right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement herein, and all covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Holders, and their respective successors and assigns.

     Section  6.06.     Copies  of Agreement.  A copy of this Agreement, as such
                        --------------------
may be amended from time to time, shall be available for inspection by any Warrant Holder at the office of the Company, as designated in Section 6.07, during normal business hours. As a condition of such inspection, the Company may require any such Warrant Holder to submit his or her Warrant Certificate for inspection.

     Section  6.07.     Notices.  Any  communication,  notice,  or  demand to be
                        -------
given hereunder shall be duly given if in writing and delivered, or sent by first class mail, certified or registered, postage prepaid and addressed as follows:

     (a)     If  to  the  Company:

             Patrick  W.  Stephenson,  Chief  Executive  Officer
             Prepaid  Telecom  Corporation
             5903  Richmond  Ave.
             Houston,  Texas  77057

     (b) If to a Warrant Holder: at such person's last known address as such shall appear on the registration books maintained by the Company.

          Any party may change the address to which any communication, notice, or demand shall be given by giving notice of such change in conformity with the provisions of this Section.

     Section  6.08.     Governing  Law.  This Agreement shall be governed by and
                        --------------
construed  in  accordance  with  the  laws  of  the  State  of  Texas.

     Section  6.09.     Headings.  The  Article  and Section headings herein are
                        --------
for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

     Section  6.10.     Counterparts.  This  Agreement  may  be  executed in any
                        ------------
number of counterparts, each of which so executed shall be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.


     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                             PREPAID  TELECOM  CORPORATION


                                             By_________________________________
                                               PATRICK  W.  STEPHENSON
                                               Chief  Executive  Officer

                                                                      __________

                                                                      EXHIBIT  A
                                                                      __________

                        (Form  of  Warrant  Certificate)

No.                                                Number of Class ___ Warrants
__________                                                             ________

                      VOID AFTER ______ P.M., HOUSTON TIME,
                          ___________ (UNLESS EXTENDED)

                           PREPAID TELECOM CORPORATION

                        WARRANT TO PURCHASE COMMON STOCK

     This Warrant Certificate certifies that __________________________________, _______________________, or, subject to certain restrictions on transfer described in the Warrant Agreement (as hereinafter defined), registered assigns, is the registered holder of the number indicated above of warrants ("Class ___ Warrants") to purchase shares of common stock, $.001 par value ("Common Stock"), of Prepaid Telecom Corporation, a Nevada corporation ("Company"). Each Warrant entitles the holder thereof to purchase from the Company, on or before _________ (subject to extension by the Company), one fully paid and nonassessable share of Common Stock, upon presentation and surrender of this Warrant Certificate, with the Subscription Form duly executed, at the corporate office of the Company (as defined below) and upon proper payment of the Exercise Price. Subject to adjustment as provided in the warrant agreement between the Company and the holder hereof ("Warrant Agreement"), the exercise price ("Exercise Price") for each Warrant evidenced hereby shall be $0.50 per share. Payment of the Exercise Price shall be made in lawful money of the United States of America by cashier's check, certified check, federal funds or clearing house check payable to the Company. This Warrant may be redeemed by the Company as provided for in the Warrant Agreement. As provided in the Warrant Agreement, the Exercise Price and the number of shares of Common Stock purchasable upon the exercise of the Class
___ Warrants are, upon the happening of certain events, subject to modification or adjustment.

     References to the Warrant Agent herein shall mean the Company, and any successor or additional Warrant Agent designated as provided in the Warrant Agreement.

     This Warrant Certificate is subject to all of the terms, provisions, and conditions of the Warrant Agreement, including the provisions of such Agreement relating to the amendment thereof, which Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties, and immunities of the Company, and the holder of this Warrant Certificate. Copies of the Warrant Agreement, as such may be amended from time to time, are available for inspection at the offices of the Company.

     This Warrant Certificate, with or without other Warrant Certificates, upon surrender to the Company or any successor or additional Warrant Agent, may be exchanged for another Warrant Certificate or Warrant Certificates evidencing a like aggregate number of Class ___ Warrants. If this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Warrant Certificates evidencing the number of Class ___ Warrants not exercised.

     No holder of this Warrant Certificate shall be deemed to be the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder of this Warrant Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any reorganization, issuance of stock, reclassification or conversion of stock, change of par value, or exchange of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until this Warrant Certificate shall have been exercised and the Common Stock purchasable upon the exercise hereof shall have become issuable as provided in the Warrant Agreement.

     Every holder of this Warrant Certificate, by accepting the same, consents and agrees with the Company and with every other holder of a Warrant Certificate that:

     (a) subject to the restrictions on transfer described in the Warrant Agreement, this Warrant Certificate is transferable by the registered holder hereof in person or by attorney duly authorized in writing, at the principal corporate office of the Company, in whole or in part;

     (b) anything herein to the contrary notwithstanding, in no event shall the Company be obligated to issue Warrant Certificates evidencing other than a whole number of Class ___ Warrants or issue certificates evidencing other than a whole number of shares of Common Stock upon the exercise of this Warrant Certificate; and

     (c) the Company may deem and treat the person in whose name this Warrant Certificate is registered as the absolute, true, and lawful owner hereof for all purposes whatsoever, and the Company shall not be affected by any notice to the contrary.

     WITNESS  the  signatures  of  the  proper  officers  of  the  Company.

Date:_______________________                PREPAID  TELECOM  CORPORATION


                                            By__________________________________
                                              PATRICK  W.  STEPHENSON
                                              Chief  Executive  Officer
Attest:_____________________________
        Secretary

Countersigned:______________________

                              FORM OF SUBSCRIPTION
             (To be signed only upon exercise of Class ___ Warrant)


To  Prepaid  Telecom  Corporation:

     The undersigned, the holder of the enclosed Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, _________* shares of Common Stock of Prepaid Telecom Corporation and herewith makes payment of $_______________ therefor, and requests that the certificate or certificates for such shares be issued in the name of and delivered to the undersigned.

Dated:______________


                                   _____________________________________________
                                   (Signature must conform in all respects to name of holder as specified on the face of the enclosed Warrant)


                                   _____________________________________________
                                   (Address)




___________________________

(*) Insert here the number of shares called for on the face of the Warrant or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised, in either case without making any adjustment for additional Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant Agreement pursuant to which the Warrant was granted, may be delivered upon exercise.

                               FORM OF ASSIGNMENT
            (To be signed only upon assignment of Class ___ Warrant)


     For value received and subject to the restrictions on transfer described in the Warrant Agreement under which this Warrant was issued, ___________________________________ hereby sells, assigns, and transfers unto
_________________________________________  Class ___ Warrants represented by the within Warrant Certificate, together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint ____________________________ attorney, to transfer such Class ___ Warrants on the books of the within named corporation, with full power of substitution.

Dated  _________________________, 200__



                                       _________________________________________
                                       Signature  of  Warrant  Holder


                                       _________________________________________
                                       Printed  Name  of  Warrant  Holder


=====================================================

Note: The above signature must correspond with the name as written upon the face of this Warrant in every particular, without any change whatsoever.

TRANSFER  FEE:  $__________  Per  Certificate